UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2008
MOBILITY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, AZ (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Address of principal executive offices and Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02(e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
     On March 19, 2008, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Mobility Electronics, Inc. (“Mobility”) approved target bonuses under the Company’s annual bonus program for certain executives for 2008 (the “Bonus Program”). Under the Bonus Program, each of the Company’s senior executives, including Michael D. Heil, Chief Executive Officer, Joan W. Brubacher, Executive Vice President and Chief Financial Officer, Jonathan Downer, Senior Vice President, Worldwide Sales and Distribution, Walter Thornton, Vice President, Product Management and Supply Chain and Brian M. Roberts, Vice President, General Counsel and Secretary, are eligible to receive an annual and/or quarterly bonus, based on Mobility’s overall business and financial performance.
     The Committee, in its sole discretion, approved target bonuses for each participant. Bonuses will be calculated using a formula that includes: (a) the executive’s salary, (b) the executive’s target bonus, and (c) such other discretionary factors as the Committee determines appropriate given the performance of Mobility, and the participant’s contribution to Mobility’s overall performance, including the growth and creation of increased stockholder value through the efficient use of Mobility’s assets.
     The following table sets forth the potential bonus for each of Messers. Heil, Downer, Thornton, and Roberts and Ms. Brubacher:

	Annual Bonus % of		Quarterly Commission % of
Named Executive Officer	Annual Salary		Quarterly Salary
Michael D. Heil	70	%(1)	Not Applicable
Joan W. Brubacher	60	%(1)	Not Applicable
Jonathan Downer	30	%(1)	0% - 30% (2)
Walter Thornton	35	%(1)	Not Applicable
Brian M. Roberts	30	%(1)	Not Applicable

(1)	Participants have the opportunity to receive up to two times the stated bonus percentage of salary based on the performance of the individual and Mobility. These bonus payments will be based on a percentage of the participant’s annual salary.
(2)	Mr. Downer is also eligible to receive a quarterly commission under the Bonus Program in 2008 based on Mobility’s quarterly revenues. These commission payments will be based on a percentage of Mr. Downer’s quarterly salary.
     A copy of the 2008 Bonus Program is filed as Exhibit 10.1.
     The Committee also approved restricted stock unit (“RSUs”) grants pursuant to Mobility’s Omnibus Long-Term Incentive Plan (the “RSU Program”). All of the RSUs vest evenly over four years with unvested RSUs vesting earlier, on a pro rata basis, upon the executive’s death, disability, termination without cause or retirement or, in full, upon a change in control of Mobility. The following table sets forth the RSUs granted to each of Mobility’s named executive officers under the RSU Program.

Named Executive Officer	Grant
Michael D. Heil	0	(1)
Joan W. Brubacher	200,000
Jonathan Downer	200,000
Walter Thornton	125,000
Brian M. Roberts	125,000

(1)	The Committee amended the vesting schedule of the performance RSUs previously granted to Mr. Heil as an inducement grant upon his joining Mobility in 2007 so that these 500,000 RSUs will vest evenly over a four-year period from the effective date of the amendment (i.e. 25% vest on March 19, 2009, 2010, 2011 and 2012), with unvested RSUs vesting earlier, on a pro rata basis, upon Mr. Heil’s death, disability, termination without cause or retirement or, in full, upon a change in control of Mobility. A copy of the amendment to Mr. Heil’s RSU grant is filed as Exhibit 10.2.

     The specific terms of each RSU grant are set forth in the restricted stock unit award agreements (the “RSU Agreements”) for each participant. The foregoing description of the RSU Program and the related RSU Agreements is qualified in is entirety by reference to the terms of the form RSU Agreement filed as Exhibit 10.3.
     In addition, the Committee approved increases to the base salaries of the following named executive officers.

Named Executive Officer	2007 Salary ($)	Raise ($)	2008 Salary ($)
Michael D. Heil	400,000	0	400,000
Joan W. Brubacher	258,500	10,000	268,500
Jonathan Downer	230,000	15,000	245,000
Walter Thornton	190,000	0	190,000
Brian M. Roberts	165,000	30,000	195,000
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	Mobility Electronics, Inc. 2008 Executive Bonus Program.

10.2	Amendment No. 1 to Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement by and between the Company and Michael D. Heil, dated March 19, 2008.

10.3	Form Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement, dated March 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: March 21, 2008	By:	/s/ Joan W. Brubacher
Joan W. Brubacher
Executive Vice President, Chief Financial Officer and Treasurer